UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: December 24, 2007

(Date of earliest event reported)

RUBICON TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File No.	36-4419301
(State of Incorporation)	001-33834	(I.R.S. Employer Identification No.)

9931 Franklin Avenue Franklin Park, Illinois	60131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(847) 295-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On December 24, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Rubicon Technology, Inc. (the “Company”) approved and granted cash bonus awards for the following directors and named executive officers: Raja M. Parvez, the chief executive officer, director and president of the Company, received a $250,000 special one-time cash bonus in recognition of Mr. Parvez’s extraordinary efforts on behalf of the Company and the extremely positive results of those efforts, and William F. Weissman, the chief financial officer of the Company, received a $50,000 special one-time cash bonus, in recognition of Mr. Weissman’s extraordinary efforts with respect to the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Date: December 28, 2007	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Chief Financial Officer